Exhibit 99.1

Silver Spike Investment Corp. Declares Regular and Special Dividend

NEW YORK, September 5, 2023 (GLOBENEWSWIRE) --- Silver Spike Investment Corp. (“Silver Spike” or the “Company”), a specialty finance company that was formed to invest across the cannabis ecosystem through investments primarily in the form of direct loans to privately held cannabis companies, today reminded investors that the Company’s Board of Directors declared a cash dividend of $0.63 per share, consisting of a regular quarterly dividend of $0.23 per share and a special dividend of $0.40 per share.

The following are the key dates for the regular and special dividend:

Record Date	September 15, 2023
Payment Date	September 29, 2023

The special dividend will be paid out of the Company's undistributed taxable income (taxable income in excess of dividends paid) as of March 31, 2023. The Company expects to also pay a special dividend during the quarter ending December 31, 2023.

The Company has adopted a dividend reinvestment plan (“DRIP”) that provides for reinvestment of dividends on behalf of its stockholders, unless a stockholder elects to receive cash. As a result, when the Company declares a cash dividend, stockholders who have not “opted out” of the DRIP in accordance with the terms of the DRIP and the procedures of their broker or other financial intermediary will have their cash dividends automatically reinvested in additional shares of the Company’s common stock. A stockholder whose shares are held by a broker or other financial intermediary should contact their broker or other financial intermediary as soon as possible in order to determine the time by which the stockholder must take action in order to receive dividends in cash.

About Silver Spike Investment Corp.

Silver Spike, a specialty finance company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended, was formed to invest across the cannabis ecosystem through investments primarily in the form of direct loans to privately held cannabis companies. Silver Spike’s investment objective is to maximize risk-adjusted returns on equity for its shareholders by investing primarily in secured and unsecured debt in cannabis companies and other companies in the health and wellness sector. Silver Spike is managed by Silver Spike Capital, LLC, an investment manager focused on the cannabis and alternative health and wellness industries. For more information, please visit https://ssic.silverspikecap.com/.

Forward-Looking Statements

Certain information contained herein may constitute “forward-looking statements” that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about the Company, its current and prospective portfolio investments, its industry, its beliefs and opinions, and its assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the Company’s control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors identified in the Company’s filings with the SEC. Investors should not place undue reliance on these forward-looking statements, which apply only as of the date on which the Company makes them. The Company does not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law.

Contacts

Investors:

Bill Healy
bill@silverspikecap.com

212-905-4933

Media:

Alan Oshiki and Sydney Gever

H/Advisors Abernathy

Silverspikecapital@h-advisors.global

212-371-5999